EXHIBIT 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



     We hereby consent to the incorporation by reference in Prospectus Supplement of CWHEQ Home Equity Loan Asset Backed Certificates Trust, Series 2007-S1, comprising part of the Registration Statement (No. 333-132375) of CWHEQ, Inc., on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ Pricewaterhouse Coopers LLP
-------------------------------

PricewaterhouseCoopers LLP
New York, New York
February 27, 2007

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



     We hereby consent to the incorporation by reference in Prospectus Supplement of CWHEQ Home Equity Loan Asset Backed Certificates Trust, Series 2007-S1, comprising part of the Registration Statement (No. 333-132375) of CWHEQ, Inc., on Form S-3 of our report dated March 8, 2006 relating to the financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.




   PricewaterhouseCoopers
   Chartered Accountants
   Hamilton, Bermuda
   February 27, 2007